UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported): July 17, 2007

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	333-141129	32-0034926
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1803 Chinachem Tower, 34-37 Connaught Road, Central, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	011 852 3171 1208 (Ext.222)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2007, the Registrant, China Media Group Corporation (the "Company") entered into a Stock Right Transfer Agreement (the "Agreement") with the shareholders of Conwood Industrial Limited ("CIL") to acquire 70% of the issued and outstanding shares of CIL. The consideration for the acquisition of these shares shall be RMB 13 million. Under the terms of the Agreement, the closing of this transaction is subject to satisfactory due diligence by the Company.

CIL is a company registered in Hong Kong, which owns 49% of a joint venture company (the "JVC") in China that owns and operates a microwave network in Hunan province and has a 25% interests in a digital television channel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	CHINA MEDIA GROUP CORPORATION

By: /s/ Con Unerkov
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Name: Con Unerkov
Title: President